UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 6, 2006
Intervoice, Inc.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	001-15045 (Commission File Number)	75-1927578 (IRS Employer Identification No.)
17811 Waterview Parkway,
Dallas, Texas 75252
(Address, including zip code, of principal executive offices)
Registrant’s telephone number, including area code: (972) 454-8000
Not applicable
(Former name or former address, if changed since last report)
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement
     On March 6, 2006, the Compensation Committee of Intervoice, Inc. adopted the Intervoice, Inc. Fiscal Year 2007 Annual Incentive Compensation Plan (the “Plan”). A copy of a summary of the Plan is attached as Exhibit 10.1 hereto and incorporated herein by reference.
     On such date the Compensation Committee also authorized an aggregate of $100,000 in discretionary bonuses to be awarded to officers and certain key non-sales employees designated by Robert E. Ritchey, the Company’s President and Chief Executive Officer, for exceptional efforts in connection with the Company’s acquisition of Edify Corporation, the Company’s largely completed implementation of the new mySAP Human Capital Management and Payroll modules in the U.S., and the Company’s other significant accomplishments over the past fiscal year. This is the only planned bonus payout for Intervoice officers and other non-sales employees associated with the previous fiscal year’s performance. Executive officers receiving such bonuses include, at the $10,000 level, Craig E. Holmes, Executive Vice President and Chief Financial Officer, H. Don Brown, Senior Vice President Human Resources, and Frank Sherlock, Senior Vice President and Managing Director, EMEA, and at the $5,000 level, Dean C. Howell, Senior Vice President, General Counsel and Secretary, and Mark C. Falkenberg, Chief Accounting Officer. The remaining payments will be made to selected non-executive officers and other key non-sales based employees.
Item 9.01. Financial Statements and Exhibits
(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits.

Exhibit
Number	Exhibit Title
10.1	Summary of the Fiscal Year 2007 Annual Incentive Compensation Plan
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERVOICE, INC.
By:	/s/ Harold D. Brown
Harold D. Brown
Senior Vice President, Human Resources

Date: March 10, 2006

EXHIBIT INDEX

Exhibit
Number	Exhibit Title
10.1	Summary of the Fiscal Year 2007 Annual Incentive Compensation Plan